SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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GEN-PROBE INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10210 Genetic Center Drive
San Diego, California 92121

Dear Fellow Stockholders:

      You are cordially invited to attend our Company’s annual meeting of stockholders on Friday, May 28, 2004 at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121. The formal meeting will begin at 10:00 a.m., at which time I will report on the Company’s business and ask you to vote on the following three proposals: Proposal 1: Election of three Class II Directors; Proposal 2: Increase Authorized Number of Shares of Common Stock; Proposal 3: Ratification of Independent Auditors. I would like to highlight Proposal 2.

Proposal to Increase Authorized Number of Shares

      On September 30, 2003, the Company effected a 2-for-1 stock split by stock dividend. This stock dividend was distributed approximately one year after the spin-off of the Company by Chugai Pharmaceutical Co., Ltd. Prior to the stock split, the Company’s share price had increased from $13.79 at market close on September 16, 2002 to an intra day high of $68.73 during September 2003.

      The September 30, 2003 stock split by share dividend doubled the number of outstanding and reserved shares of the Company. As a result, the Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares. As of March 31, 2004 there were 49,071,018 shares of the Company’s common stock issued and outstanding, and the Board had reserved 9,756,818 additional shares for issuance upon exercise of outstanding options and rights granted under the Company’s stock option plans and employee stock purchase plan.

      It is in the Company’s best interest to have adequate shares available in the future for a variety of purposes, including possible future stock splits by stock dividend.

      For these reasons, I urge you to vote in favor of Proposal 2.

      Your vote is very important to us. The items of business to be considered at the annual meeting are more fully described in the accompanying proxy statement. Please review the enclosed proxy materials and send in your vote today.

Sincerely,

HENRY L. NORDHOFF
Chairman, President and Chief Executive Officer

10210 Genetic Center Drive
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 28, 2004

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Gen-Probe Incorporated, a Delaware corporation (the “Company”). The meeting will be held on Friday, May 28, 2004 at 10:00 a.m. local time at the corporate headquarters of the Company at 10210 Genetic Center Drive, San Diego, California 92121, for the following purposes:

1. To elect three directors to hold office until the 2007 Annual Meeting of Stockholders.

2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares.

3. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

4. To conduct any other business properly brought before the meeting.

      These items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for the Annual Meeting is April 15, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

San Diego, California

April 23, 2004

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
PERFORMANCE MEASUREMENT COMPARISON(1)
APPENDIX A
APPENDIX B

GEN-PROBE INCORPORATED

10210 Genetic Center Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
May 28, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

      We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Gen-Probe Incorporated (sometimes referred to as the “Company” or “Gen-Probe”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

      We intend to mail this proxy statement and accompanying proxy card on or about April 23, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

      Only stockholders of record at the close of business on April 15, 2004 will be entitled to vote at the annual meeting. On this record date, there were 49,095,223 shares of common stock outstanding and entitled to vote.

     Stockholder of Record: Shares Registered in Your Name

      If on April 15, 2004 your shares were registered directly in your name with Gen-Probe’s transfer agent, Mellon Investor Services, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

     Beneficial Owner: Shares Registered in the Name of a Broker or Bank

      If on April 15, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

      There are three matters scheduled for a vote:

•	Election of three directors;

•	Proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

      You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

     Stockholder of Record: Shares Registered in Your Name

      If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, available for USA, Canada and Puerto Rico stockholders only, dial toll-free 1-800-435-6710 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. Eastern Standard Time on May 27, 2004 to be counted.

•	To vote on the Internet, go to http://www.eproxy.com/gpro to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:00 p.m. Eastern Standard Time on May 27, 2004 to be counted.

     Beneficial Owner: Shares Registered in the Name of Broker or Bank

      If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gen-Probe. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2004.

What if I return a proxy card but do not make specific choices?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director, “For” the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares, and “For” the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies may also be supplemented through the use of a proxy solicitation firm. If used, a proxy solicitor will receive a customary fee which we estimate to be approximately $10,000.

What does it mean if I receive more than one proxy card?

      If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Gen-Probe’s Secretary at 10210 Genetic Center Drive, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

      To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2004, to Gen-Probe’s Secretary at 10210 Genetic Center Drive, San Diego, California 92121. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission (“SEC”) for such proposals in order to be included in the proxy statement. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so by no later than February 27, 2005 and no earlier than January 28, 2005. If you fail to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2005 Annual Meeting may exercise discretionary voting power regarding any such proposal.

How are votes counted?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

      If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares, must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting shares, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

•	To be approved, Proposal No. 3, ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On April 15, 2004, the record date, there were 49,095,223 shares outstanding and entitled to vote. As a result, 24,547,612 of these shares must be represented by stockholders present at the meeting or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

      Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

      Gen-Probe’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      The Board of Directors presently has eight members. There are three directors in the class whose term of office expires in 2007. Each of the nominees listed below is currently a director of the Company. Mr. Kessler was elected to the Board in November 2002. Dr. McNamee was elected to the Board in September 2002. Mr. Kessler and Dr. McNamee were recommended for election to the Board by Mr. Nordhoff, the Company’s Chairman, President and Chief Executive Officer, in connection with the Company’s spin-off from Chugai Pharmaceutical Co., Ltd. In February 2004, Dr. Kurokawa resigned from the Board of Directors due to increasing demands on his time in Japan. Following Dr. Kurokawa’s resignation, Dr. Jemison was recommended for election to the Board by Messrs. Dittamore and Sofaer, each a non-management director of the Company, and was subsequently elected to the Board in March 2004 to fill the vacancy in Class II of the Board created by Dr. Kurokawa’s resignation. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. It is our policy to encourage our directors and nominees for directors to attend our annual meetings of stockholders. All of our directors attended the 2003 Annual Meeting of Stockholders, including the nominees for election as a director at the 2003 Annual Meeting of Stockholders.

      Directors are elected by a plurality of the votes properly cast in person or by proxy. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

      The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2007 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Mae C. Jemison, M.D.	47	Director
Brian A. McNamee, M.B.B.S.	47	Director
Armin M. Kessler	66	Director

      Mae C. Jemison, M.D., has served as a director of the Company since March 2004. Dr. Jemison has been President and founder of BioSentient Corporation, a medical devices company specializing in ambulatory physiologic monitoring, since December 2000. She has also been President of The Jemison Group, Inc. since 1993. The Jemison Group is a technology consulting company that applies and integrates science and advanced technology considering the worldwide social and technological circumstances of the users. Dr. Jemison founded and directs The Earth We Share, an international science camp for students ages 12 to 16 worldwide. She is also A.D. White Professor At-Large at Cornell University. From 1987 to 1993, she was an astronaut with the National Aeronautics and Space Administration (NASA) and was a member of the Space Shuttle Endeavour Flight in September 1992. Dr. Jemison is also a director of Scholastic, Inc., a publishing company, Valspar Corporation and Kimberly-Clark Corporation and a member of the Institute of Medicine of the National Academy of Sciences.

      Brian A. McNamee, M.B.B.S., has served as a director of the Company since September 2002. Dr. McNamee has been Chief Executive Officer and Managing Director of CSL Ltd. since 1990. CSL is a leading biopharmaceutical company in Australia with significant activities in human plasma, vaccines and cell culture. Prior to joining CSL, Dr. McNamee was Managing Director of a start up biotechnology company, Pacific Biotechnology Limited, in Sydney, Australia and General Manager of Faulding Product Divisions, F.H. Faulding & Co Limited in Adelaide. Dr. McNamee has a medical degree from the University of Melbourne.

      Armin M. Kessler, has served as a director of the Company since November 2002. Mr. Kessler served as Chief Operating Officer of Hoffman-La Roche in Basel, Switzerland from 1990 to 1995. Prior to being appointed Chief Operating Officer, Mr. Kessler held several senior positions at Hoffman-La Roche, including head of the diagnostics and pharmaceutical divisions of the organization. Earlier positions in his career included Director of Pharmaceutical Marketing Worldwide for Novartis (formerly Sandoz) and President of Sandoz KK in Tokyo. Mr. Kessler currently serves on the board of Spectrum Pharmaceuticals (formerly Neotherapeutics) and The Medicines Company, and has served on the boards of both Syntex Chemicals and Genentech. Mr. Kessler received a degree in Physics and Chemistry from Pretoria University in South Africa, a degree in chemical engineering from the University of Cape Town, South Africa, a juris doctorate from Seton Hall University, and a Ds.h.s. in Business Administration from the University of Pretoria.

      The Board of Directors recommends a vote in favor of each named nominee.

Members of the Board of Directors Continuing in Office

Term Expiring at the
2005 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Raymond V. Dittamore	61	Director
Abraham D. Sofaer	65	Director
Phillip M. Schneider	48	Director

      Raymond V. Dittamore, has served as a director of the Company since August 2002. Mr. Dittamore is a retired audit partner of the international accounting firm of Ernst & Young LLP. Mr. Dittamore retired from Ernst & Young in 2001 after 35 years of service with the firm, including 14 years as the managing partner of the firm’s San Diego office. His practice in San Diego focused on companies in the life sciences industry, and he was a collaborative editor for Ernst & Young’s annual biotechnology report. Mr. Dittamore is a member of the board of directors of Invitrogen Corporation, Qualcomm Incorporated, and Applied Molecular Evolution Inc. Mr. Dittamore received a B.S. in accounting from San Diego State University.

      Abraham D. Sofaer, has served as a director of the Company since August 2002. Since 1994, Mr. Sofaer has been the George P. Shultz Distinguished Scholar and Senior Fellow, The Hoover Institution, Stanford University. He previously served as a United States District Judge for the Southern District of New York, as the senior Legal Adviser for the United States Department of State, as a Professor at Columbia University School of Law, and as a partner in the New York law firm of Hughes, Hubbard & Reed. Mr. Sofaer is a member of the board of directors of NTI, Inc. He received a B.A. in history from Yeshiva College and an LL.B. from New York University School of Law.

      Phillip M. Schneider, has served as a director of the Company since November 2002. Mr. Schneider is the former Chief Financial Officer of IDEC Pharmaceuticals Corporation. During his 15-year tenure at IDEC, he served as Senior Vice President and Chief Financial Officer where he played an integral role in the company’s growth. Prior to his association with IDEC, Mr. Schneider held various management positions at Syntex Pharmaceuticals Corporation and was previously with KPMG, LLP. Mr. Schneider is a member of the board of directors of CancerVax Corporation. Mr. Schneider holds a M.B.A. from the University of Southern California and a B.S. in biochemistry from the University of California at Davis.

Term Expiring at the

2006 Annual Meeting of Stockholders

Name	Age	Present Position with the Company

Henry L. Nordhoff	62	Chairman, President and Chief Executive Officer
Gerald D. Laubach, Ph.D	78	Director

      Henry L. Nordhoff, has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University.

      Gerald D. Laubach, Ph.D., has served as a director of the Company since September 2002. Dr. Laubach was President of Pfizer, Inc. from 1972 to 1990. He is a member of the Institute of Medicine and the National Academy of Engineering. He is a former director of Cigna Corporation, Pfizer Inc., Millipore Corporation and several biotechnology firms. Dr. Laubach received a B.A. from the University of Pennsylvania and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology.

Independence of the Board of Directors

      As required under The NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Nordhoff, our Chairman, President and Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

      In November 2003, the Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NASDAQ listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at www.gen-probe.com.

      As required under new NASDAQ listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Gen-Probe Incorporated, Attention: Corporate Secretary, 10210 Genetic Center Drive, San Diego, California 92121.

      The Board has three committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2003 for each of the Board committees:

Committee Members in Fiscal Year 2003	Audit		Compensation		Governance

Raymond V. Dittamore					X	*
Armin M. Kessler			X		X
Kiyoshi Kurokawa, M.D., MACP					X
Gerald D. Laubach, Ph.D.	X		X
Brian A. McNamee, M.B.B.S.			X	*
Henry L. Nordhoff
Phillip M. Schneider	X	*
Abraham D. Sofaer	X				X
Total meetings in fiscal year 2003	8		6		7

*	Committee Chairperson

      Below is a current description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

      The Audit Committee of the Board of Directors oversees the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company’s Annual Report on Form 10-K; oversees the internal audit function of the Company; and discusses with management and the independent auditors the results of the annual audit and the results of the Company’s quarterly financial statements. Three directors currently comprise the Audit Committee: Mr. Schneider (Chairman), Dr. Laubach and Mr. Sofaer. Effective as of May 28, 2004, the Audit Committee will be comprised of Mr. Schneider (Chairman), Mr. Dittamore, Dr. Laubach and Mr. Sofaer. The Audit Committee met eight times during the 2003 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

      The Board of Directors annually reviews the NASDAQ listing standards definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are independent (as independence is currently described in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards). The Board of Directors has determined that Mr. Schneider and Mr. Dittamore each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Schneider’s and Mr. Dittamore’s level of knowledge and experience based on a number of factors, including their formal education and, in the case of Mr. Schneider, his experience as a chief financial officer for a public reporting company, and in the case of Mr. Dittamore, his experience as a Partner with Ernst & Young LLP. In addition to the Company’s Audit Committee, Mr. Schneider also serves as Chairman of the Audit Committee of CancerVax Corporation. In addition to the Company’s Audit Committee, which Mr. Dittamore will join on May 28, 2004, Mr. Dittamore also serves as Chairman of the Audit Committee of Invitrogen Corporation, Qualcomm Corporation and Applied Molecular Evolution Inc. The Board of Directors has determined that such simultaneous service does not impair Mr. Schneider’s or Mr. Dittamore’s ability to effectively serve on the Company’s Audit Committee.

Compensation Committee

      The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers the Company’s stock option and stock purchase plans. Three directors currently comprise the Compensation Committee: Dr. McNamee (Chairman), Dr. Laubach and Mr. Kessler. Effective as of May 28, 2004, the Compensation Committee will be comprised of Mr. Kessler (Chairman), Dr. McNamee, Dr. Laubach and Dr. Jemison. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee met six times during the 2003 fiscal year.

Corporate Governance Committee

      The Corporate Governance Committee of the Board of Directors is responsible for assessing the performance of the Board, developing guidelines for board composition; and reviewing and administering the Company’s corporate governance guidelines and considering other issues related to corporate governance. Three directors currently comprise the Corporate Governance Committee: Mr. Dittamore (Chairman), Mr. Kessler and Mr. Sofaer. Effective as of May 28, 2004, Mr. Sofaer will replace Mr. Dittamore as Chairman of this committee. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Corporate Governance Committee met seven times during the 2003 fiscal year.

      The Company currently does not have a Nominating Committee of the Board. Director nominees are selected by a majority of our independent directors, in accordance with procedures established pursuant to resolutions of our Board of Directors. All of our independent directors, Messrs. Dittamore, Kessler, Schneider and Sofaer and Drs. Jemison, McNamee and Laubach, participate in the consideration of director nominees. Each of these directors is an independent director as defined by NASDAQ. Since all of our directors other than Mr. Nordhoff, our Chairman, President and Chief Executive Officer, are independent, the Board believes it is appropriate at this time for all independent directors to participate in the process of identifying, reviewing and evaluating candidates to serve as directors, consistent with criteria approved by the Board. The Board may in the future establish a Nominating Committee for this function.

      The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Board also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Board then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, the Board has not rejected a timely director nominee from a stockholder or stockholders.

      At this time, the Committee does not consider director candidates recommended by stockholders. The Board believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. In the future, the Company’s Board of Directors expects to expand the duties and responsibilities of the committees of the Board of Directors consistent with new enacted laws and recently proposed regulations and listing requirements of NASDAQ.

Meetings of the Board of Directors

      The Board of Directors met nine times during the 2003 fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Stockholder Communications with the Board of Directors

      Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. During the upcoming year, the Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

Code of Ethics

      The Company has adopted the Gen-Probe Incorporated Code of Ethics that applies to all officers, directors and employees. The Code of Ethics is available on our website at www.gen-probe.com. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Report of the Audit Committee of the Board of Directors

      The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described in its charter, which the Board has adopted and is included as Appendix A to these proxy materials.

      Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

      The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with the Company’s management and has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards Board Standard No. 61, as amended, “Communication with Audit Committees.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP their independence.

      Based on these reviews and discussions, on February 23, 2004, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

AUDIT COMMITTEE

Phillip M. Schneider, Chairman
Gerald D. Laubach, Ph.D.
Abraham D. Sofaer

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

      The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

      In addition to the 49,071,018 shares of common stock issued and outstanding on March 31, 2004, the Board has reserved 9,756,818 shares for issuance upon exercise of options and rights granted under the Company’s stock option plans and employee stock purchase plan.

      Although at present the Board of Directors has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares of common stock may be used for various purposes without further stockholder approval. These purposes may include: effecting additional stock dividends; raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the company’s business or product lines through the acquisition of other businesses or products; and other purposes.

      The additional shares of common stock that would become available for issuance if this proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

      The Company’s audited consolidated financial statements, management’s discussion and analysis of financial condition and results of operations, and certain supplementary financial information are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, and its other current or periodic reports filed with the SEC.

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

      The Board of Directors recommends a vote in favor of Proposal 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Auditors’ Fees

      The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2003 and 2002 by Ernst & Young LLP, the Company’s principal auditors. Certain amounts from fiscal 2002 have been restated to conform to new presentation requirements. All fees described below were approved by the Audit Committee.

	Fiscal Year
	Ended

	2003	2002

	(In thousands)
Audit Fees(1)	$240	$288
Audit-related Fees(2)	76	17
Tax Fees(3)	6	93
All Other Fees	7	3

Total Fees	$329	$401

(1)	These fees include the audit of the Company’s annual financial statements, review of the Company’s financial information included in its quarterly reports on Form 10-Q, accounting consultations and the review of the Company’s Registration Statement on Form 10 filed in 2002 in connection with the spin-off from Chugai Pharmaceutical.

(2)	These fees include the audit of the Company’s 401(k) savings plan and due diligence activities.

(3)	These fees include tax consulting services provided to the Company in connection with the 2002 spin-off from Chugai Pharmaceutical Co. Ltd. and reviews of corporate tax returns.

Pre-approval Policies and Procedures

      The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The Company’s pre-approval policy also applies to services rendered by Deloitte & Touche, the independent auditor of our consolidated subsidiary Molecular Light Technology Limited and its subsidiaries. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

      The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

      The Board of Directors recommends a vote in favor of Proposal 3.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2004 by: (i) each director of the Company; (ii) the Named Executive Officers (as defined below); (iii) all directors and executive officers of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)

	Number of Shares	Percent of Total

Five Percent Beneficial Stockholders:
Orbimed Advisors LLC, Orbimed Capital LLC and Samuel D. Isaly(2)	3,127,202	6.37%
Directors and Executive Officers:
Henry L. Nordhoff(3)	422,151	*
Daniel L. Kacian, Ph.D., M.D.(3)	84,172	*
Niall M. Conway(3)(4)	66,739	*
R. William Bowen(3)	23,138	*
James H. Godsey, Ph.D.(3)	2,878	*
Raymond V. Dittamore(3)(5)	13,448	*
Mae C. Jemison, M.D.(3)	—	*
Armin M. Kessler(3)	6,803	*
Gerald D. Laubach, Ph.D.(3)	21,448	*
Brian A. McNamee, M.B.B.S.(3)	11,622	*
Phillip M. Schneider(3)	14,895	*
Abraham D. Sofaer(3)	19,327	*
All executive officers and directors as a group (17 individuals)(6)	800,577	1.61%

*	Represents beneficial ownership of less than 1% of our common stock.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 49,058,753 shares outstanding on March 15, 2004, adjusted as required by rules promulgated by the SEC.

(2)	The business address for Orbimed Advisors LLC, Orbimed Capital LLC’s, and Samuel D. Isaly is: 767 Third Avenue, New York, New York 10017. The foregoing information is based solely upon information contained in a Schedule 13G filed with the SEC by the foregoing entities on February 17, 2004.

(3)	In the case of the individuals listed below, the number of shares beneficially owned includes the specified number of shares issueable upon exercise of stock options within 60 days after March 15, 2004: Mr. Nordhoff (412,608); Dr. Kacian (83,498); Mr. Conway (63,976); Mr. Bowen (22,638); Dr. Godsey (2,452); Mr. Dittamore (11,110) Mr. Kessler (1,667); Dr. Laubach (11,110); Dr. McNamee (11,110); Mr. Schneider (10,000); and Mr. Sofaer (11,110).

(4)	Includes 260 shares of common stock held by Mr. Conway’s wife, Margaret Conway.

(5)	Includes 2,000 shares of common stock held by the Dittamore Family Trust A, in which Mr. Dittamore is the trustee.

(6)	Includes shares described in note (3) above. Also includes an aggregate of 102,768 shares which other executive officers of the Company have the right to acquire within 60 days after March 15, 2004 pursuant to outstanding stock options, as follows: Mr. Edelshain (0); Mr. Freiberg (3,465); Dr. Mimms (12,633); Mr. Rosenman (48,751); and Ms. Vedova (37,919).

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except an initial report of ownership, and one report covering one transaction were filed late by Mr. Edelshain; and one report covering one transaction each was filed late by each of the following individuals: Messrs. Dittamore, Kessler, Laubach, McNamee, Kurokawa, Powelson, Schneider and Sofaer.

Compensation of Directors

      Each non-employee director of the Company receives an annual retainer of $60,000, with twenty percent of the annual retainer to be paid in the form of common stock of the Company, if shares are then available for issuance under an equity incentive plan adopted by the Company. The twenty percent of the annual retainer received in the form of common stock must be held until the director retires from the Board. In addition, directors may elect to receive the remainder of their annual retainer in the form of common stock of the Company, subject to share availability. Shares are granted as restricted stock awards under the Company’s 2003 Incentive Award Plan and the number of shares is determined based on the fair market value on the date of grant, the first day of the calendar quarter following the director’s service. Non-employee directors also receive an initial grant of an option to purchase 20,000 shares of the Company’s common stock, and an annual grant of an option to purchase 10,000 shares of the Company’s common stock, if options are then available, under an equity incentive plan adopted by the Company. The exercise price of these options is based on the fair market value of the Company’s common stock on the date of grant. Additionally, the Company pays an additional retainer of $20,000 to the Chairman of the Audit Committee and $10,000 each to the Chairs of the Compensation Committee and the Corporate Governance Committee. In the fiscal year ended December 31, 2003, the total compensation paid to non-employee directors was $350,000. An additional $115,000 was paid in January 2004 for director services rendered during the fourth quarter of 2003. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

      During the last fiscal year, the Company granted options to purchase 10,000 shares of our common stock to each non-employee director of the Company, at an exercise price per share of $19.185, the fair market value of our common stock on the date of grant. As of March 15, 2004, 17,777 options of the total options granted to non-employee directors had been exercised.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers and Key Employees

      The following table sets forth information as to persons who serve as our executive officers and key employees as of March 15, 2004.

Name	Position	Age

Henry L. Nordhoff	Chairman, President and Chief Executive Officer	62
Niall M. Conway	Executive Vice President — Sales and Operations	58
James H. Godsey, Ph.D.	Executive Vice President — Development	53
Daniel L. Kacian, Ph.D., M.D	Executive Vice President and Chief Scientist	58
Lyle J. Arnold	Vice President — Research	57
R. William Bowen	Vice President — General Counsel and Secretary	51
Martin B. Edelshain	Vice President — Corporate Development	55
Glen Paul Freiberg, RAC	Vice President — Regulatory, Quality and Government Affairs	52
Paul E. Gargan, Ph.D.	Vice President — Business Development	47
Gurney I. Lashley	Vice President — Supply Chain Management	54
Lynda A. Merrill	Executive Vice President — Commercialization, Molecular Light Technology	54
Larry T. Mimms, Ph.D.	Vice President — Strategic Planning and Business Development	49
Mark A. Powelson	Vice President — Worldwide Sales	45
Stephen M. Prince	Vice President — Marketing	37
Herm Rosenman	Vice President — Finance and Chief Financial Officer	56
Peter R. Shearer	Vice President — Intellectual Property	55
Donald D. Tartre	Vice President — Finance and Corporate Controller	43
Robin Vedova	Vice President — Administration	50

      Henry L. Nordhoff, Chairman, President and Chief Executive Officer. Mr. Nordhoff has served as a director of the Company since July 1994. Mr. Nordhoff joined the Company in July 1994 as Chief Executive Officer and President and was elected Chairman of the Board in September 2002. Prior to joining the Company, he was President and Chief Executive Officer of TargeTech, Inc., a gene therapy company that was merged into Immune Response Corporation. Prior to that, Mr. Nordhoff was at Pfizer, Inc. in senior positions in Brussels, Seoul, Tokyo and New York. He received a B.A. in international relations and political economy from Johns Hopkins University and an M.B.A. from Columbia University.

      Niall M. Conway, Executive Vice President — Sales and Operations. Mr. Conway joined the Company in July 2000. Prior to that date, Mr. Conway was the Area Vice President for the American Red Cross in Washington D.C. from 1999 until 2000. From 1995 to 2000, Mr. Conway was Vice President — Manufacturing for the American Red Cross. Mr. Conway has worked in the biotechnology industry since 1973 and from 1987 to 1994 he was Vice President, Manufacturing for Pfizer. He received an M.B.A. from University College Cork, Ireland and a B.E. in chemical engineering from University College Dublin, Ireland.

      James H. Godsey, Ph.D., Executive Vice President — Development. Dr. Godsey joined the Company in July 2002 as Executive Vice President — Development. Dr. Godsey has over 25 years experience in the diagnostics industry. From 1997 until he joined the Company, Dr. Godsey was President and Chief Operating Officer of ThermoGenesis Corporation, a medical device company serving the blood transfusion and cell therapy markets. In prior positions, he was Vice President, Business Development, as well as Product Line

General Manager, at Dade MicroScan, Inc. and Vice President Research and Development at Baxter Diagnostics, MicroScan Division, which are companies that develop automated diagnostic systems, and Vice President Research and Development at American Home Products, Analytab Products Division, a company that developed dehydrated biochemical tests. He received a B.S. in biology from Southeast Missouri State University, an M.S. in microbiology from the University of Missouri at Kansas City and a Ph.D. in biology from St. John’s University.

      Daniel L. Kacian, Ph.D., M.D., Executive Vice President and Chief Scientist. Dr. Kacian joined the Company in 1985 and until 1992 was primarily responsible for directing Research & Development and Regulatory Affairs. From 1980 to 1985, Dr. Kacian was on the faculty of the Department of Pathology and Laboratory Medicine at the University of Pennsylvania and was Director of Clinical Microbiology at the Hospital of the University of Pennsylvania. He received his M.D. in 1978 from the University of Miami and did his internship and residency in laboratory medicine at Washington University and Barnes Hospital in St. Louis. Prior to attending medical school, Dr. Kacian received a B.A. in mathematics from Western Reserve University and an M.S. in microbiology and Ph.D. in molecular genetics from the University of Illinois and served on the faculty of the Department of Human Genetics and Development at Columbia University.

      Lyle J. Arnold Ph.D., Vice President — Research. Dr. Arnold joined Gen-Probe most recently on September 22, 2003 as Vice President, Research. Dr. Arnold was also associated with Gen-Probe from 1985 to 1989 as head of technology research. Previously, he held senior scientific and management positions at Molecular Biosystems, Genta, Synteni, Incyte Genomics, and Oasis Biosciences, where he was President and Chief Scientific Officer from October 2001 to September 2003. In addition, Dr. Arnold was a faculty member in the UCSD School of Medicine and a member of the UCSD Cancer Center. Dr. Arnold is an inventor or co-inventor on 36 issued U.S. patents and more than 140 issued and pending patents worldwide. In addition, he has authored more than 50 scientific publications. He received a B.S. in Chemistry from the University of California at Los Angeles and a Ph.D. in Chemistry/ Biochemistry from the University of California at San Diego.

      R. William Bowen, Vice President — General Counsel and Secretary. Mr. Bowen joined the Company in 1997 as Vice President, General Counsel and Assistant Secretary and was appointed Secretary in August 2002. Prior to joining the Company, he was a business litigation partner with the law firm of Luce, Forward, Hamilton & Scripps in San Diego, California. He received a B.S. in commerce and a J.D. from the University of Virginia.

      Valerie M. Day, Vice President — Product Development. Ms. Day joined the Company in July 2001 as TIGRISTM Senior Program Manager. She was promoted to Vice President, Product Development in April 2004. Prior to joining the Company, Ms. Day held various positions at Abbott Laboratories, including GemStarTM Program Manager and Mechanical Engineering Manager, Research and Development. Before joining Abbott Laboratories, she was Mechanical Engineer, Surgical Devices at Ethicon, Inc., Johnson and Johnson Inc. She received a M.B.A. form San Diego State University, a M.S. in Biomedical Engineering from Duke University, and a B.S. in Mechanical Engineering/Bioengineering from the University of Vermont.

      Martin B. Edelshain, Vice President — Corporate Development. Mr. Edelshain joined the Company in November 2003. Prior to joining the Company, Mr. Edelshain served as a business consultant to the Company for six months. Mr. Edelshain currently serves as a consultant to Chugai Pharmaceutical Co. Ltd. and is a member of the board of directors of Chugai Pharma Europe Ltd. From 1995 to 2002, Mr. Edelshain served as Director of International Strategy for Chugai Pharmaceutical Co. Ltd., the Company’s former parent company. From 1970 to 1995 Mr. Edelshain worked in the field of corporate finance for S. G. Warburg & Co. Ltd, a London based investment bank, specializing in merger and acquisition advice, debt and equity financings, and business development in Japan. He received a B.A. in Mechanical Sciences from Cambridge University.

      Glen Paul Freiberg, RAC, Vice President — Regulatory, Quality and Government Affairs. Mr. Freiberg joined us in April 1998 as Senior Director, Regulatory Affairs and remained in that position until he was named Vice President — Regulatory, Quality and Government Affairs in October 2001. Prior to joining the

Company, Mr. Freiberg was Vice President of Regulatory, Clinical and Quality Systems for C.R. Bard from 1993 until 1998. Mr. Freiberg previously worked at the FDA as an Investigator in the Boston District. He has held industry positions in areas regulated by three FDA Centers covering Drugs, Biologics and Medical Devices. He has also served three terms as the Industry Representative on FDA Advisory Panels, first for the Clinical Chemistry/ Toxicology and then the Immunology panel. He received a B.A. in biology and an M.A. in microbiology from the University of Colorado, Boulder and currently serves as President of the San Diego Regulatory Affairs Network.

      Paul E. Gargan, Ph.D., Vice President — Business Development. Dr. Gargan joined the Company as Vice President, Business Development and Planning in 1997 and in July 2002 was named Vice President — Business Development. He was previously President and Chief Scientific Officer at American Biogenetic Sciences. Dr. Gargan’s seventeen years of experience in the biotechnology industry include five years in research and development and twelve years in general management specializing in technology, licensing, strategic partnerships and alliances. He received a B.S. in chemistry and a Ph.D. in biochemistry from Queens University and an M.B.A. from the University of Notre Dame.

      Gurney I. Lashley, Vice President — Supply Chain Management. Mr. Lashley joined the Company in 1993 as Director of Manufacturing. He was promoted to Senior Director, Manufacturing in 1997 and Vice President — Manufacturing, Blood Bank Products in 1999. In July 2002, he was named Vice President — Supply Chain Management. He has 26 years of experience in the diagnostics and pharmaceutical industries, holding positions in manufacturing, package engineering, manufacturing engineering, planning and materials management. Mr. Lashley’s previous employment included positions at Richardson-Merrell, Becton Dickinson, Macro-Vue and Xoma. He received a B.S. in mathematics from East Carolina University.

      Lynda A. Merrill, Executive Vice President — Commercialization, Molecular Light Technology. Ms. Merrill joined the Company as Vice President — Sales in June 1998 and became Vice President — Sales and Marketing in July 2002. She was promoted in January 2004 and seconded to her current position with Gen-Probe’s consolidated subsidiary Molecular Light Technology Limited in Cardiff, Wales. She has over 20 years experience in the diagnostics industry, most recently with Boehringer Mannheim Corporation, where she worked in the sales and marketing arena for 13 years, including two years in the United Kingdom as Divisional Director for Boehringer Mannheim’s Diabetes Care, Point of Care Division. Prior to her employment at Boehringer Mannheim, she worked at Baker Instruments in Pennsylvania. She received a B.S. in medical technology from Palm Beach Atlantic College and an M.B.A. from the University of Sussex, U.K.

      Larry T. Mimms, Ph.D., Vice President — Strategic Planning and Business Development. Dr. Mimms joined the Company in 1994 as Director of Research and Development and was promoted to Senior Director, Product Development in 1997 and Vice President — Development, Blood Bank Products in 1999. In July 2002, he was named Vice President — Strategic Planning and Business Development. He served from 1996 to 2003 as Principal Investigator for a National Heart, Lung and Blood Contract, developing blood screening assays to detect HIV-1, HCV and HBV. From 1983 until joining the Company, Dr. Mimms held various positions in the Hepatitis/ AIDS Business Unit at Abbott Laboratories. He was an NIH postdoctoral fellow at Harvard University in cellular and developmental biology prior to joining Abbott Laboratories. He received a B.S. in chemistry from Davidson College and a Ph.D. in biochemistry from Duke University.

      Mark A. Powelson, Vice President — Worldwide Sales. Mr. Powelson joined the Company in April 2000 as Corporate Accounts Business Development Manager. He was promoted to Director of Sales in July 2001 and in November 2003 became Vice President of Worldwide Sales. From 1999 to 2000, Mr. Powelson was Global Product Manager with Trek Diagnostic Systems, Inc. Mr. Powelson brings 16 years of experience in international sales, marketing and corporate accounts management. Prior to Gen-Probe Mr. Powelson was the Global Product Manager for Microbiology products at Trek Diagnostics Systems, Inc., Boehringer

Mannheim, and Eli Lilly. He received a B.A. (Business) in Pre-Medicine studies Biology, Physics, Inorganic and Organic Chemistry from Otterbein University.

      Stephen M. Prince, Vice President — Marketing. Mr. Prince joined the Company in May 2003 as Vice President, Marketing. Prior to joining the Company, from 1999 to 2003, Mr. Prince was a principal at the management consulting firm of Pittiglio, Rabin, Todd & McGrath, where he spent four years consulting to pharmaceutical and medical device companies in the areas of marketing strategy and product development. His background also includes 10 years of experience in diagnostic and molecular imaging working for the medical systems divisions of General Electric and Siemens. He received a B.S. in Electrical Engineering at Michigan Technological University, a M.S. in Electrical and Computer Engineering at Marquette University and an M.B.A. in Marketing and Strategy at Kellogg Graduate School, Northwestern University.

      Herm Rosenman, Vice President — Finance and Chief Financial Officer. Mr. Rosenman joined the Company in June 2001. Prior to joining the Company, he was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. He was President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997 and prior to that was Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. He was previously a partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP) where he served numerous Fortune 1000 clients, principally in the pharmaceuticals and telecommunications industries. He received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania. Mr. Rosenman also serves as a director on the Board of Discovery Partners International, a drug discovery company, where he serves as Chairman of the Audit Committee, and a member of the Corporate Governance Committee.

      Peter R. Shearer, Vice President — Intellectual Property. Mr. Shearer joined the Company in 1998. Before joining the Company, he was Chief Patent Counsel from 1987 to 1998 at Scios Inc., a biopharmaceutical company developing therapeutics for the treatment of cardiovascular and renal diseases. From 1983 to 1987, Mr. Shearer was in private law practice as a patent attorney in Washington, D.C. From 1978 to 1983, he served as a Senior Patent Attorney at Hoffmann-LaRoche Inc., where he provided legal services to the Research Division, the Diagnostics Division and the Roche Institute of Molecular Biology. Mr. Shearer started his career as a patent attorney with Union Carbide Corporation in 1975. He received a B.E. in chemical engineering from Stevens Institute of Technology and a J.D. from Seton Hall University School of Law.

      Donald D. Tartre, Vice President — Finance and Corporate Controller. Mr. Tartre re-joined the Company in January 2004, having previously served as the Company’s Controller from February 1990 to June 1997. After leaving the Company, Mr. Tartre served as a senior financial executive for two public biotechnology companies — as Vice President and Chief Financial Officer of Stressgen Biotechnologies Corporation from March 2001 to January 2004 and as Vice President, Finance & Planning and Corporate Controller of Agouron Pharmaceuticals, Inc., which became a subsidiary of Pfizer in 2000, from June 1997 to March 2001. Prior to Mr. Tartre’s first term of service at Gen-Probe, he worked with Ernst & Young, LLP for seven years. He currently serves as President of the San Diego Chapter of Financial Executives International. He is a Certified Public Accountant and a Certified Management Accountant, and received a B.S. in business administration from the University of Southern California.

      Robin Vedova, Vice President — Administration. Ms. Vedova joined the Company in 1988 as Director of Human Resources and was promoted to Vice President — Human Resources in February 1990. In July 2002, she was named Vice President — Administration. She served as an advisor on the University of California, San Diego Biomedical Manufacturing Certification Program for several years. Ms. Vedova is currently a member of the Corporate Directors Forum, the American Society for Training and Development and a member of the Society for Human Resources Management. Prior to joining the Company, Ms. Vedova worked for 10 years in various divisions of Becton Dickinson in Baltimore, Maryland, including as Director, Human Resources with full responsibility for human resources and safety activities. She received a B.A. in management from the University of Phoenix.

SUMMARY COMPENSATION TABLE

      The following table shows for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by the Company’s chief executive officer and its other four most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”). No amounts are shown with respect to certain “perquisites” where such amounts do not exceed the lesser of 10% of the sum of the amount in the salary and bonus columns or $50,000.

					Awards		Payouts
	Annual Compensation
					Restricted	Securities	LTIP	All Other
Name and	Fiscal	Salary		Bonus	Stock Awards	Underlying Options	Payouts	Compensation
Principal Position	Year	($)		($)	($)	(#)(1)(8)	($)(2)	($)(3)

Henry L. Nordhoff	2003	474,808		400,000	729,400 (4)	100,000	—	28,609	(6)(9)
Chairman, President and	2002	443,077		420,000	—	603,494	—	15,908	(6)
Chief Executive Officer	2001	420,000		320,000 (5)	—	114,060	49,735	19,241	(6)
Daniel L. Kacian, Ph.D., M.D.	2003	309,923		91,000	—	70,000	—	5,213
Executive Vice President	2002	282,385		87,000	—	54,616	—	5,950
and Chief Scientist	2001	266,458		80,000	—	27,158	42,630	6,220
Niall Conway	2003	298,846		75,000	—	70,000	—	5,936	(9)
Executive Vice President —	2002	269,308		69,500	—	60,348	—	5,503
Sales and Operations	2001	251,500		63,000	—	15,842	3,280	1,042
R. William Bowen	2003	275,385		69,000	—	54,000	—	5,739
Vice President, General	2002	258,462		66,000	—	36,210	—	4,640
Counsel and Secretary	2001	219,583		60,000	—	13,760	—	4,556
James H. Godsey, Ph.D.	2003	263,654		66,000	—	70,000	—	32,354	(7)
Executive Vice President —	2002	101,731	(10)	28,000	—	39,228	—	15,329	(7)
Development	2001	—	(11)	—	—	—	—	—

(1)	The Company has not issued any stock appreciation rights (SARs).

(2)	Long-Term Incentive Plan (“LTIP”) payouts represent payments pursuant to an incentive compensation plan based on units that were valued based primarily on our sales and revenue performance and the price of Chugai Pharmaceutical, Co., Ltd. common stock. The LTIP was terminated on August 17, 2001.

(3)	Amounts in this column include life insurance premiums paid by the Company on behalf of these executive officers and matching payments under the Company’s 401(k) plan.

(4)	On August 15, 2003, Mr. Nordhoff was granted a restricted stock award under The 2003 Incentive Award Plan of the Company for 20,000 shares of Common Stock that vest as follows: one-fourth (1/4th) of the shares vest one year after August 15, 2003 and the remainder of the shares vest monthly thereafter over the following three years at a rate of 1/48th of the shares each month. The dollar value is based on the closing price of the Company’s common stock on December 31, 2003 ($36.47), as reported by NASDAQ.

(5)	This amount was previously reported as $300,000. However, Mr. Nordhoff received an additional bonus in the amount of $20,000 which was approved by Chugai Pharmaceutical, Co. Ltd. in December 2001 to be paid upon delivery of FDA approval of Duplex/eSAS. This amount was paid in March 2002.

(6)	Includes $4,336, $2,258 and $6,681 in club dues paid on behalf of Mr. Nordhoff in 2003, 2002 and 2001, respectively.

(7)	Mr. Godsey was reimbursed for relocation expenses in the amount of $28,000 in 2003 and $15,081 in 2002.

(8)	Amounts reflect 2-for-1 stock split implemented as a 100% stock dividend in September 2003 and the .366153-for-1 reverse stock split effective August 2002.

(9)	Includes travel expenses for Executive’s spouse in connection with Company offsite.

(10)	Reflects payments for partial year only. Mr. Godsey’s employment with the Company commenced on July 8, 2002.

(11)	Mr. Godsey’s employment with the Company commenced on July 8, 2002.

Stock Option Grants and Exercises

      The Company grants options to its executive officers under its 2000 Equity Participation Plan (“2000 Plan”), 2002 New Hire Stock Option Plan (“2002 Plan”) and The 2003 Incentive Award Plan (“2003 Plan”). As of March 15, 2004, options to purchase a total of 5,375,350 shares were outstanding under these plans and options to purchase 3,485,164 shares remained available for grant under the plans. The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers.

Option Grants in Last Fiscal Year

		Percent of			Potential Realizable
	Number of	Total Options			Value of Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Gen-Probe			Price Appreciation for
	Options	Employees in	Exercise		Option Term ($)(1)
	Granted	Fiscal Year	Price	Expiration
Name	(#)(2)(3)	(%)(4)	($/SH)(2)	Date	5%	10%

Henry L. Nordhoff	100,000	4.89	29.53	8/15/13	1,856,811	4,705,525
Daniel L. Kacian, Ph.D., M.D.	70,000	3.42	29.53	8/15/13	1,299,768	3,293,867
Niall M. Conway	70,000	3.42	29.53	8/15/13	1,299,768	3,293,867
R. William Bowen	54,000	2.64	29.53	8/15/13	1,002,678	2,540,983
James H. Godsey, Ph.D.	70,000	3.42	29.53	8/15/13	1,299,768	3,293,867

(1)	The potential realizable value listed in the table represents hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date. The 5% and 10% rates of appreciation are provided in accordance with the rules of the SEC and do not represent the Company’s estimate or projection of the Company’s future stock value. Actual gains, if any, on option exercises will depend on the future performance of the common stock and overall market conditions. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(2)	Share and per share amounts reflect the 2-for-1 stock split implemented as a 100% stock dividend in September 2003.

(3)	The exercise price of the options is based on the fair market value on the date of grant. The options granted under the 2000 Plan vest as follows: one-fourth (1/4) of the option shares vest one year after the vesting commencement date; the remainder of the option shares vest monthly thereafter over the following three years at a rate of 1/48th of the shares each month.

(4)	Based on options to purchase an aggregate of 2,043,932 shares granted to employees in fiscal year 2003.

Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

			Number of		Value of
			Securities Underlying		Unexercised in the
			Unexercised Options		Money Options at
			at December 31,		December 31,
			2003 (#)(3)		2003(1)
	Shares	Value
	Acquired on	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	Exercise(3)	($)	(#)	(#)	($)	($)

Henry L. Nordhoff	174,000	3,138,094	357,862	527,088 (2)	8,323,598	11,021,488
Daniel L. Kacian, Ph.D., M.D.	—	—	74,981	116,109	1,759,497	1,598,889
Niall M. Conway	—	—	64,228	121,190	1,508,413	1,714,998
R. William Bowen	20,000	331,219	29,983	86,577	691,784	1,157,386
James H. Godsey	9,800	184,684	4,092	95,336	93,359	662,109

(1)	Based on the closing price of the Company’s common stock on December 31, 2003 ($36.47), as reported by NASDAQ, less the option exercise price.

(2)	Does not include 20,000 shares of restricted stock awarded on August 15, 2003.

(3)	Share amounts reflect the 2-for-1 stock split implemented as a 100% stock dividend in September 2003.

Employment Agreements

      The Company entered into an employment agreement with its Chairman, President and Chief Executive Officer, Henry L. Nordhoff, on April 2, 2003, as amended on January 1, 2004, which specifies the terms and conditions of his employment. The agreement states that Mr. Nordhoff’s base salary will equal his base salary on the date of the agreement ($511,400 per year), which amount can be increased annually by the Board of Directors. Mr. Nordhoff’s salary may not be decreased during the term of the agreement. Mr. Nordhoff’s target bonus will be 75% of his base salary, with the actual amount determined by the Board of Directors at its discretion. This authority has been delegated by the Board to the Compensation Committee. The agreement also provides that Mr. Nordhoff will receive an annual grant of no less than 20,000 shares of restricted stock of the Company and no less than 100,000 options to purchase shares of the Company’s common stock, if such options or restricted shares are then available under an equity participation plan adopted by the Company. The Company also is required to provide Mr. Nordhoff with a term life insurance policy providing for payment of $1 million to his designated beneficiaries and to pay annual club dues on his behalf. The agreement also provides that Mr. Nordhoff is eligible to participate in the Company’s retirement, stock option, insurance and similar plans as in effect from time to time.

      The agreement also provides that Mr. Nordhoff may terminate his employment with the Company at any time. In the event Mr. Nordhoff’s employment is terminated for reasons other than “cause,” or if he terminates his employment for “good reason” (each as defined below), Mr. Nordhoff will receive severance in the form of 24 months salary continuation at his salary rate paid at the time of the termination, plus a pro rata portion of his targeted level bonus in the year of the termination and an amount equal to two times his targeted level bonus in the year of termination. If Mr. Nordhoff’s termination is in connection with a change in control (as defined in the agreement), he will receive severance in the form of a lump sum payment, payable within 10 days of termination, equal to 36 months’ base salary, and an amount equal to three times his targeted level bonus in the year of the termination. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. The agreement also requires the Company to provide continued health care coverage to Mr. Nordhoff and his eligible dependents without charge until the earlier of his 65th birthday or the first date that he is covered under another employer’s health benefit program providing substantially the same or better benefits and to pay premiums on life insurance obtained under the Company’s life insurance plan. After Mr. Nordhoff reaches age 65, the Company will provide for up to $10,000 per year in medical reimbursement to cover medical and prescription expenses incurred but not covered by Medicare. Further, upon a termination without cause or for good reason, Mr. Nordhoff’s interest in any unvested 401(k) contributions will vest as of the date of his termination and he will receive outplacement services for six months.

      The agreement also provides that if it is determined that any payment or distribution of any type to Mr. Nordhoff or for his benefit by the Company, any of its affiliates, any person who acquires ownership or effective control of the Company or ownership of a substantial portion of its assets (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, then Mr. Nordhoff will be entitled to receive an additional “gross up” payment in an amount calculated to ensure that after Mr. Nordhoff pays all taxes (and any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, Mr. Nordhoff retains an amount of the gross-up payment equal to the excise tax imposed upon the total payments made to him. However, if the excise tax could be avoided by reducing the total payments by $10,000 or less, then the total payments would be reduced to the extent necessary to avoid the excise tax and no gross-up payment would be required under the agreement.

      For purposes of the agreement, “good reason” means any of the following events that are not consented to by Mr. Nordhoff: (i) the removal of Mr. Nordhoff from his position as the Chief Executive Officer of the Company; (ii) a substantial and material diminution in Mr. Nordhoff’s duties and responsibilities; (iii) a reduction of Mr. Nordhoff’s base salary or target bonus percentage; (iv) the location of Mr. Nordhoff’s assignment on behalf of the Company is moved to a location more than 30 miles from its present location; (v) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the agreement; or (vi) a material breach by the Company of its obligations under the agreement after notice in writing from Mr. Nordhoff and a reasonable opportunity for the Company to cure or substantially mitigate any material adverse effect of such breach. In addition, “cause” means any of the following events: (i) any act of gross or willful misconduct, fraud, misappropriation, dishonesty, embezzlement or similar conduct on the part of Mr. Nordhoff; (ii) Mr. Nordhoff’s conviction of a felony or any crime involving moral turpitude (which conviction, due to the passage of time or otherwise, is not subject to further appeal); (iii) Mr. Nordhoff’s misuse or abuse of alcohol, drugs or controlled substances and failure to seek and comply with appropriate treatment; (iv) willful and continued failure by Mr. Nordhoff to substantially perform his duties under the agreement (other than any failure resulting from disability or from termination by Mr. Nordhoff for good reason) as determined by a majority of the Board after written demand from the Board of Directors for substantial performance is delivered to Mr. Nordhoff, and Mr. Nordhoff fails to resume substantial performance of his duties on a continuous basis within 30 days of such notice; (v) the death of Mr. Nordhoff; or (vi) Mr. Nordhoff’s becoming disabled such that he is not able to perform his usual duties for the Company for a period in excess of six consecutive calendar months.

      The Company also has entered into employment agreements with each of the following executives: Executive Vice President — Development, James H. Godsey; Executive Vice President and Chief Scientist, Daniel L. Kacian, Ph.D., M.D.; Executive Vice President — Sales and Operations, Niall M. Conway; Vice President — General Counsel and Secretary, R. William Bowen; Vice President — Regulatory, Quality & Government Affairs, Glen Paul Freiberg, RAC; Executive Vice President Commercialization, Molecular Light Technology Limited, Lynda A. Merrill; Vice President — Strategic Planning and Business Development, Larry T. Mimms, Ph.D.; Vice President — Finance and Chief Financial Officer, Herm Rosenman; and Vice President — Administration, Robin L. Vedova. Each agreement provides that in the event the executive’s employment is terminated for reasons other than “cause,” or if the executive terminates her or his employment for “good reason,” (each as defined in the agreement) the executive will receive severance in the form of continued compensation, at the executive’s salary rate paid at the time of the termination plus costs of life insurance premiums, if any, for a period of 12 months. If the termination is due to a change in control (as defined in the agreement), the executive will receive severance in the form of a lump sum payment, payable within 10 days of termination equal to 18 months’ base salary, and an amount equal to 1.5 times the greater of the executive’s targeted level bonus in the year of the termination or the executive’s highest discretionary bonus in the preceding three years. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. Each executive also is entitled to receive COBRA benefits for the executive and eligible dependents until the earlier of one year following the termination date or the first date that the executive is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months.

      The Company also has entered into employment agreements with the following additional executives: Vice President — Research, Lyle J. Arnold; Vice President — Corporate Development, Martin B. Edelshain; Vice President — Business Development, Paul E. Gargan, Ph.D.; Vice President — Supply Chain Management, Gurney I. Lashley; Vice President — Product Development, Mathew Longiaru; Vice President — Worldwide Sales, Mark A. Powelson; Vice President — Marketing, Stephen M. Prince; Vice President — Finance and Corporate Controller, Donald D. Tartre; and Vice President — Intellectual Property, Peter R. Shearer. Each agreement provides that in the event the executive’s employment is terminated for reasons other than “cause,” or if the executive terminates her or his employment for “good reason,” (each as defined in the agreement) the executive will receive severance in the form of continued compensation, at the executive’s salary rate paid at the time of the termination plus costs of life insurance premiums, if any, for a period of six months. If the termination is due to a change in control, the executive will receive severance in the form of a lump sum payment, payable within 10 days of termination equal to 12 months’ base salary, and an amount equal to the greater of the executive’s targeted level bonus in the year of the termination or the executive’s highest discretionary bonus in the preceding three years. A termination is considered in connection with a change in control if the termination occurs within the period six months before or 18 months after a change in control. Each executive also is entitled to receive COBRA benefits for the executive and eligible dependents until the earlier of one year following the termination date or the first date that the executive is covered under another employer’s health benefit program providing substantially the same or better benefits, and outplacement services for six months.

Change-in-Control Severance Compensation Plan

      The Company has established the Gen-Probe Incorporated Change-in-Control Severance Compensation Plan (the “Severance Plan”), which provides eligible employees with severance pay benefits in the event of a change in control of the Company. Generally, all employees who are not officers of the Company are eligible to participate in the Severance Plan. The Company is entitled to amend or terminate the Severance Plan, in its sole discretion, at any time prior to a change in control. Under the Severance Plan, in the event of a change in control of the Company, eligible employees who are terminated without cause within one year of the change in control are entitled to receive a severance payment. The participant is entitled to receive a severance payment equal to the employee’s weekly salary on the date of termination to be paid for a minimum of three weeks and a maximum of 30 weeks (depending on the employee’s position with the Company) and the Company will pay on the employee’s behalf the costs of premiums under the Company’s medical and dental plans during that period of time. Alternatively, the participant may elect to receive 90% of the aggregate cash severance payment due to him or her in one lump sum cash payment. If the participant commences full time employment with a new employer, the Company’s obligation to pay the costs of premiums due under the Company’s medical and dental plans will terminate, but the Company will still be obligated to pay the cash severance payment to the participant. Such payments may tend to discourage takeover attempts by increasing costs to be incurred by the Company in the event of a takeover. The Severance Plan will terminate on September 16, 2009 unless a change in control occurs prior to that date, in which event the Severance Plan will apply to any termination of employment occurring within 12 months after the change in control.

Report of the Compensation Committee of the Board of Directors

on Executive Compensation

      The Compensation Committee is currently comprised of three directors of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation

Committee receives and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of the compensation structure for the Company’s executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 2003.

      Compensation for executives is based on the principles that compensation must (a) be competitive with other quality companies in order to help attract, motivate and retain the talent needed to lead and grow the Company’s business; (b) be based on performance of the individual and performance of the business; (c) provide a strong incentive for key managers to achieve the Company’s goals; and (d) make prudent use of the Company’s resources.

      Executive compensation is based on performance against a combination of financial and non-financial measures including business results and developing organizational capacity. In addition, executives are expected to uphold the fundamental principles embodied in the Company’s Vision and Mission Statement. These include a commitment to providing products of value to our customers by encouraging innovation, developing our people, and investing in technologies while generating profits to fund aggressive growth. In upholding these objectives, executives not only contribute to their own success, but also help ensure that the Company’s business, employees, stockholders and communities in which we live and work will prosper.

Compensation Philosophy

      The Company’s executive compensation program is based upon a pay-for-performance philosophy. The executive compensation program is designed to provide value to the executive based on the extent of individual performance, the Company’s performance versus budgeted earnings targets and other financial measures, the Company’s longer term financial performance and total return to stockholders, including to the extent share price appreciation meets, exceeds or falls short of expectations.

Elements of the Executive Compensation Program

      Base Salary. An executive’s base salary is determined by an assessment of her or his sustained performance against her or his individual job responsibilities including, where appropriate, the impact of such performance on the Company’s business results, industry pay levels, and experience and potential for advancement.

      Annual Incentives. Payments under the Company’s annual performance incentive plan are based on achieving personal and corporate goals. Corporate goals include revenues, profitability and product launches. Use of corporate goals establishes a direct link between the executive’s pay and the Company’s financial success.

      Long-Term Incentives. The Company’s long-term incentives will be primarily in the form of stock option awards. The objective of these awards is to advance the Company’s longer-term interests and those of the Company’s stockholders and to complement incentives tied to annual performance. These awards will provide rewards to executives based upon the creation of incremental stockholder value.

      Stock options will only produce value to executives if the price of the Company’s stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the executive’s position, performance in the prior year and the executive’s potential for continued sustained contributions to the Company’s success. The Compensation Committee does consider the number of options held by the executives when making grants. The executive’s right to stock options vests over a four-year period and each option is exercisable, but only to the extent that it has vested, over a ten-year period following its grant, so long as the executive continues to provide services to the Company. In order to preserve the linkage between the interests of executives and those of stockholders, the executives are encouraged to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership. We plan to consider establishing share ownership expectations for our executives to satisfy through the exercise of stock option awards.

CEO Compensation

      Henry L. Nordhoff’s base salary was established pursuant to his employment agreement. The Compensation Committee believes that the total compensation of the Chairman, President and Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers at comparable companies. Each year the Compensation Committee reviews the Chief Executive Officer’s compensation arrangement, his individual performance for the calendar year under review, as well as the Company’s performance. In determining Mr. Nordhoff’s bonus for 2003, the Committee considered his contributions to the Company, particularly in connection with meeting and exceeding 2003 financial, operational, strategic and organizational performance objectives, and his role in implementing strategic and financial initiatives designed to augment the Company’s development and growth efforts. For the fiscal year ended December 31, 2003, Mr. Nordhoff received a bonus of $400,000. In August 2003, Mr. Nordhoff was granted options under the 2003 Plan to purchase 100,000 shares of Common Stock at $29.525 per share, the fair market value on the date of grant, and a restricted stock award under the 2003 Plan for 20,000 shares of common stock. The stock option grant and restricted stock award are both subject to vesting over four years. The Compensation Committee believes Mr. Nordhoff’s compensation, including salary and bonus, is at a level competitive with Chief Executive Officer salaries within the biotechnology industry.

Section 162(m) Compliance

      Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its Named Executive Officers to $1 million per executive per year. Compensation above $1 million may be deducted if it is performance based compensation within the meaning of the Code. The Company’s stockholders have previously approved the 2000 Plan and the 2003 Plan, qualifying awards under these plans as performance based compensation exempt from the Section 162(m) limits. In addition, the Committee intends to evaluate the Company’s executive compensation policies and benefit plans during the coming year to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of the Company’s stockholders.

Conclusion

      Through the programs described above, a significant portion of the Company’s compensation program and realization of its benefits is contingent on both Company and individual performance.

      The foregoing report has been furnished by the Compensation Committee.

Brian A. McNamee, M.B.B.S., Chairman
Armin M. Kessler
Gerald D. Laubach, Ph.D.

Compensation Committee Interlocks and Insider Participation

      As noted above, the Company’s compensation committee consists of Dr. McNamee, Mr. Kessler and Dr. Laubach. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

      The following graph shows the total stockholder return of an investment of $100 in cash since September 16, 2002 for (i) the Company’s common stock, (ii) the Nasdaq Composite Index, U.S. Companies (“Nasdaq Composite Index”) and (iii) the Nasdaq Biotechnology Index (“Nasdaq Biotech Index”). The comparisons in the graph as required by the SEC and are not intended to forecast or be indicative of future performance of the Company’s common stock.

Comparison of Cumulative Total Return on Investment

Since September 16, 2002

	9/16/2002	12/31/2002	12/31/2003

Gen-Probe Incorporated	$100.00	$172.46	$528.55
NASDAQ Biotech Index	100.00	102.84	149.88
NASDAQ Composite Index	100.00	104.67	157.02

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

Certain Transactions

      In September 2000, the Company made a loan in principal amount of $100,000 to Niall M. Conway, its Executive Vice President — Sales and Operations. The Company made this loan to Mr. Conway in order to assist him with the purchase of his initial residence in San Diego, California. This loan is evidenced by a promissory note which matures upon the earlier of (a) the resale of such residence, or (b) termination of his employment with the Company. The loan bears interest at the minimum applicable rate (as determined by Internal Revenue Service regulations).

      In December 2003, the Company entered into an Asset Acquisition Agreement with Oasis Biosciences Incorporated for the purchase of certain assets for aggregate consideration of $325,000, of which approximately $110,000 will be paid by Oasis to Lyle J. Arnold, Ph.D., an executive officer of the Company, in connection with the dissolution of Oasis. Dr. Arnold was an employee of Oasis from October 2001 to

September 2003 as its President and Chief Scientific Officer and served on its Board of Directors from September 1997 to December 2003.

      During fiscal year 2003 through March 15, 2004, certain of the Company’s directors and executive officers purchased shares of the Company’s common stock pursuant to the exercise of vested stock options as follows: R. William Bowen, 35,000 shares for $456,549; Niall M. Conway, 9,276 shares for $114,002; Robin L. Vedova, 23,183 shares for $290,379; Glen P. Freiberg, 37,992 for $497,616; Paul E. Gargan, 20,000 shares for $267,629; James H. Godsey, 15,526 for $212,008; Gurney I. Lashley, 32,000 shares for $414,646; Matthew Longiaru, 20,000 shares for $255,186; Armin M. Kessler, 8,333 shares for $79,997; Kiyoshi Kurokawa 9,444 shares for $63,747; Lynda A. Merrill, 18,000 shares for $229,972; Larry T. Mimms, 62,800 shares for $529,997; Henry L. Nordhoff, 190,000 shares for $2,335,100; Mark A. Powelson, 4,000 shares for $54,620; Peter R. Shearer, 26,822 shares for $351,802.

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

      The Company believes that all of the transactions described above were on terms at least as favorable to it as they would have been had the Company entered into those transactions with unaffiliated third parties.

Householding of Proxy Materials

      The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

      This year, a number of brokers with account holders who are Gen-Probe stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Gen-Probe Incorporated, Attention: Investor Relations, 10210 Genetic Center Drive, San Diego, California 92121, or contact the Investor Relations Department at (818) 410-8000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Other Matters

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Henry L. Nordhoff
Chairman, President and Chief Executive Officer

April 23, 2004

      A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Investor Relations, Gen-Probe Incorporated, 10210 Genetic Center Drive, San Diego, California 92121.

APPENDIX A

GEN-PROBE INCORPORATED

AUDIT COMMITTEE CHARTER

I.     PURPOSE AND POLICY

      The primary purpose of the Audit Committee (“Committee”) shall be to act on behalf of the Gen-Probe Incorporated (“Company”) Board of Directors (“Board”) in fulfilling its oversight responsibilities with respect to the adequacy of the Company’s internal controls, corporate accounting, financial reporting practices and audits of financial statements as well as the quality, integrity, and reliability of the Company’s financial statements and financial reports to the public, as well as the performance of the Company’s internal audit function and the independence, qualifications, and performance of the Company’s independent outside auditors (“Auditors”).

      The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee and the Auditors, the Company’s financial management and internal auditors.

II.     COMPOSITION

      The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Stock Market (“Nasdaq”). At least one member shall satisfy the Nasdaq financial sophistication requirements as in effect from time to time.

III.     MEETINGS AND MINUTES

      The Committee will meet at least four times annually. The Committee may hold such additional regular or special meetings as its members deem necessary or appropriate. The Committee shall appoint a Chairperson of the Committee by majority vote. The Chairperson (or in his or her absence, a member designated by the Chairperson) shall preside at all meetings of the Committee. The Committee Chairperson has the power to call a meeting whenever the Chairperson thinks there is a need. The Committee may ask members of the Company’s management, or others, to attend the meeting and is authorized to receive all pertinent information from the Company. The Committee has sole discretion in determining the meeting attendees and agenda. A majority shall constitute a quorum of the Committee. A majority of the Committee in attendance shall decide any question brought before any meeting of the Committee. Minutes of each Committee meeting shall be prepared and distributed to each director of the Company and the Secretary of the Company promptly after each meeting.

IV.     AUTHORITY

      The Committee shall also carry out and may exercise any other powers or responsibilities delegated to it by the Board from time to time without requirement of Board approval. While acting within the scope of its stated purposes, the Committee shall have and may exercise all the powers and authority of the Board.

      The Committee shall have full access to all books, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. The Committee shall have authority to retain, at the Company’s expenses, special legal, accounting or other advisors or consultants as it deems necessary or appropriate in the performance of its duties. The Committee shall have the authority to require that any of the Company’s personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

V.     RESPONSIBILITIES

      The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the oversight of the Auditors and shall report the results of its activities to the Board. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. Management of the Company is responsible for the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit functions and internal controls. The Company’s Auditors are responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements and other procedures. Members of the Committee are not engaged in the accounting or auditing profession and some members may not be “financial experts” or otherwise experts in matters involving auditing or accounting, including auditor independence, financial reporting processes, accounting policies or internal audit functions and controls. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operations and are in accordance with generally accepted accounting principles and applicable laws and regulations. Each member of the Committee is entitled to rely on: (i) the integrity of those persons within the Company and of the professionals and experts (such as the Auditors) from which the Committee receives information; (ii) the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts absent actual knowledge to the contrary; and (iii) representations made by management or the Auditors as to any non-audit services provided by the Auditors to the Company.

      To implement the Committee’s purpose and policy, the Committee shall, to the extent the Committee deems necessary or appropriate, be charged with the following functions and processes with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules) deviate from these activities under certain circumstances:

          A.     General

      1.     Adopt a written Audit Committee Charter that is approved by the full Board of Directors. The Committee shall review this charter as necessary, no less than annually, and recommend any proposed changes to the Board for approval.

      2.     Report Committee actions to the Board and make appropriate recommendations.

      3.     Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      4.     Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

      5.     Discharge any additional responsibilities as dictated by the law, the Company’s Bylaws, or that the Board requires.

          B.     Audit Activities

      1.     Have sole authority and responsibility with regard to the selection, evaluation, oversight, and, as appropriate, replacement of the Company’s Auditors.

      2.     Consider and evaluate the independence, experience, qualifications, and effectiveness of the Auditors. Annually, the Committee will review and approve all fees and all relationships between the Auditors and the Company to determine the Auditors’ independence.

      3.     Except as permitted under the Sarbanes-Oxley Act and the applicable rules promulgated by the SEC, the Committee shall pre-approve the hiring or retention of the Auditors or any of its affiliates for any audit related services (including comfort letters and statutory audits) or non-audit services and shall pre-

approve the fees to be paid to the Auditors or its affiliates and any other terms of the engagement of the Auditors or its affiliates. Although the Committee may seek the input of management, the Committee shall have the sole authority to pre-approve all audit engagement fees and terms, as well as all non-audit engagements with the Auditors or any of its affiliates. The Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals required by this paragraph; provided that any such approvals are presented to the Committee at its next scheduled meeting.

      4.     The Committee shall, at least annually, review the experience and qualifications of the Auditors’ senior personnel that are providing audit services to the Company and the quality control procedures of the Auditors. In conducting its review, the Committee shall:

a. At least annually, obtain and review a report by the Auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the Auditors and the Company (to assess the Auditors’ independence).

b. Ensure that the Auditors prepare and deliver, at least annually, a written statement delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the Auditors with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the Auditors. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the Auditors” report to satisfy itself of the Auditors’ independence.

c. Confirm with the Auditors that the Auditors are in compliance with the partner rotation requirements established by the SEC.

d. If applicable, consider whether the Auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the Auditors.

e. Assess the Auditors’ scope and approach for the annual audit, including the process for identifying and responding to key audit and internal control risks. Review significant reports to management prepared by the Auditors.

f. Obtain from and discuss with the Auditors, timely reports prepared by the Auditors regarding: (i) all accounting policies and practices that the Auditors identify as critical; (ii) all alternative treatments within generally accepted accounting principles for policies and practices that have been discussed among management and the Auditors and the ramifications of such alternative disclosures and treatments, and the treatment preferred by the Auditor; (iii) all other material written communications between the Auditors and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, Auditors’ engagement letter, Auditors’ independence letter, schedule of unadjusted differences and a listing of adjustments and reclassifications not recorded, if any; and (iv) any changes in the accounting policies and practices of the Company or any changes (or initiatives or proposals to change) of any accounting or financial reporting rules that could reasonably be expected to have a material impact on the Company’s financial statements.

g. Review the internal audit function of the Company including: its independence, the authority of its reporting relationships, the adequacy of qualifications and resources, and review and concur in the appointment, replacement, reassignment, or dismissal of the senior internal auditor.

h. Review and approve internal audit activities including: the internal audit charter, internal audit plan, status of internal audit projects, and the summaries of completed internal audits.

i. Meet with the senior internal auditor to discuss the conclusions and recommendations of any reports prepared by him or her for the Committee and any other matters brought to the attention of the Committee by the senior internal auditor.

          C.     Financial Statements and Internal Controls

      1.     Review the annual audited financial statements with management and the external independent auditor prior to the filing of the Company’s Form 10-K. Determine that the Auditors are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles.

      2.     Discuss with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates or the disclosures in the financial statements.

      Based on the review and discussions referenced above, and based on the disclosures received from the Auditors regarding its independence and discussions with the Auditors regarding such independence, recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

      4.     Review with management and the Auditors the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including discussing with the external independent auditors the scope and results of their required quarterly review procedures.

      5.     Discuss with financial management and the Auditors their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices, significant financial reporting issues, or disputes regarding the treatment of GAAP or of the Company’s critical accounting policies that were made in connection with the preparation of the Company’s financial statements.

      6.     Review with management and the Auditors the effect of regulatory and accounting initiatives on the Company’s financial statements, as well as the presence of any off-balance sheet structures or related-party transactions.

      7.     Consider and review with management, the internal audit function, and the Auditors:

a. The effectiveness of, or weaknesses in, the Company’s internal controls including the status and adequacy of information systems and security.

b. Any related significant findings and recommendations of the Auditors and the internal auditors together with management’s responses including the timetable for implementation of recommendations to correct weaknesses in the internal controls.

      8.     Review and discuss among themselves, without management or the Auditors present, the financial information and control structure of the Company.

          D.     Legal, Compliance and Ethics

      1.     Require management to report on procedures that provide assurance that the Company’s mission, values, and code of ethics are properly communicated to all employees.

      2.     Discuss with management and the Auditors any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

      3.     Discuss with management the Company’s policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors. Review and approve transactions between the Company related parties, as defined by the applicable requirements of the Sarbanes-Oxley Act, Nasdaq, and SEC.

      4.     Meet with organization’s legal counsel to review any legal matters that may have a significant impact on the Company’s overall financials.

      5.     Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

      6.     Discuss with management the Company’s policies with respect to risk assessment and risk management, and the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

APPENDIX B

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
GEN-PROBE INCORPORATED

      GEN-PROBE INCORPORATED, a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is GEN-PROBE INCORPORATED.

SECOND: The date on which the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is July 27, 1987.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”), adopted resolutions providing that it was advisable and in the best interests of the Corporation that the first paragraph of Article Fourth of the Corporation’s Amended and Restated Certificate of Incorporation be amended in its entirety to read as follows:

“FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.0001 per share (“Common Stock”), and Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The total number of shares the Corporation shall have the authority to issue is 220,000,000 shares, 200,000,000 shares of which shall be Common Stock and 20,000,000 shares of which shall be Preferred Stock.”

FOURTH: Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, Gen-Probe Incorporated has caused this Certificate of Amendment to be signed by its Vice President and General Counsel this day of , 2004.

GEN-PROBE INCORPORATED

By:	______________________________________ R. William Bowen Vice President and General Counsel

B-1

Please Mark your vote as indicated in this example	☒

Proposals:

		FOR the nominees listed at left (except as marked to the contrary)	WITHHELD AUTHORITY to vote for the nominees listed at left			FOR	AGAINST	ABSTAIN
1.	To elect three directors for a three-year term to expire at the 2007 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as director the following persons:	☐	☐	2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000 shares.	☐	☐	☐

						FOR	AGAINST	ABSTAIN
	01 Mae C. Jamison, M.D. 02 Brian A. McNamee, M.B.B.S. 03 Armin M. Kessler			3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

				4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

WITHHELD FOR (Write that nominee’s name in the space provided below).

Signature	Signature	Dated:
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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[Japanese Translation of Proxy Card] http://www.eproxy.com/gpro [Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card] 1-800-840-1208 [Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]

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		[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]			[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]	[Japanese Translation of Proxy Card]
1.	[Japanese Translation of Proxy Card]	☐	☐	2. 3.	[Japanese Translation of Proxy Card] [Japanese Translation of Proxy Card]	☐	☐	☐

	01 [Japanese Translation of Proxy Card], M.D. 02 [Japanese Translation of Proxy Card], M.B.B.S. 03 [Japanese Translation of Proxy Card]			4.	[Japanese Translation of Proxy Card]

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
GEN-PROBE INCORPORATED

     The undersigned hereby appoints Henry L. Nordhoff and Herm Rosenman, and each of them with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gen-Probe Incorporated Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held at 10:00 a.m. on May 28, 2004 at Gen-Probe’s offices located at 10210 Genetic Center Drive, San Diego, CA 92121-4262, or any adjournment thereof, with all powers which the undersigned would possess at the Annual Meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of the nominees in proposal 1, and for proposals 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

For the convenience of our Japanese speaking stockholders, this proxy form is being produced in both English and Japanese. Please complete, sign and return only one proxy card in the language of your preference.

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Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/gpro

Use the Internet to vote you proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below to create and submit an electronic ballot.

OR
Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given. Only USA, Canada & Puerto Rico stockholders can vote via telephone.
	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report, 10K and Proxy Statement on the Investor Relations section of Gen-Probe’s website located at www.gen-probe.com

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